EXHIBIT A
FORM OF VOTING AGREEMENT

September __, 2007

First Niagara Financial Group, Inc.
6950 South Transit Road
Lockport, NY 14095

Ladies and Gentlemen:

First Niagara Financial Group, Inc. (“FNFG”) and Great Lakes Bancorp, Inc. (“GLB”) have entered into an Agreement and Plan of Merger dated as of September 9, 2007 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, (a) GLB will merge with and into FNFG, with FNFG surviving the merger, to be followed by the merger of Greater Buffalo Savings Bank (“GBSB”) with and into First Niagara Bank, with First Niagara Bank surviving the merger (collectively referred to as the “Merger”); and (b) shareholders of GLB will receive cash and/or common stock of FNFG as stated in the Merger Agreement.

FNFG has requested, as a condition to its execution and delivery to GLB of the Merger Agreement, that the undersigned, being directors and executive officers of GLB and GBSB, execute and deliver to FNFG this Letter Agreement.

Each of the undersigned, in order to induce FNFG to execute and deliver to GLB the Merger Agreement, and intending to be legally bound, hereby irrevocably:

(a)    Agrees to be present (in person or by proxy) at all meetings of shareholders of GLB called to vote for approval of the Merger so that all shares of common stock of GLB over which the undersigned or a member of the undersigned’s immediate family now has sole or shared voting power (other than shares voted in a fiduciary capacity on behalf of a person who is not an immediate family member) will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of GLB), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving GLB, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

(b)    Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of GLB, to approve or adopt the Merger Agreement;

(c)    Agrees not to sell, transfer or otherwise dispose of any common stock of GLB on or prior to the date of the meeting of GLB shareholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the IRC, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this letter agreement; and

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(d)    Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

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This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

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The undersigned intend to be legally bound hereby.

Sincerely,

Name

Title

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